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                                                                     EXHIBIT 4.8

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                               535 BOYLSTON STREET
                                BOSTON, MA 02116

                          Dated as of February 7, 2003

Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, NJ 07054-4409
Attention: Robert Falzon

Ladies and Gentlemen:


     RE: WARRANTS


     Reference is hereby made to the (i) Warrant Agreement ("1999 WARRANT AGREEMENT"), dated as of July 9, 1999, by and between The Prudential Insurance Company of America ("Prudential"), and Heritage Property Investment Trust, Inc. ("Heritage"), pursuant to which Heritage issued to Prudential a warrant (the "1999 WARRANT") to purchase 75,000 shares of common stock of Heritage, par value $.001 per share ("COMMON STOCK"), and (ii) Warrant Agreement ("2000 WARRANT AGREEMENT" and, together with the 1999 Warrant Agreement, the "WARRANT AGREEMENTS"), dated as of September 18, 2000, by and between Prudential and Heritage, pursuant to which Heritage issued to Prudential a warrant (the "2000 WARRANT" and, together with the 1999 Warrant, the "WARRANTS") to purchase 300,000 shares of Common Stock. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Warrant Agreements.

     In consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree that the Warrant Agreements and the Warrants are hereby amended to change the Expiration Date of the Warrants to April 29, 2007. All other terms and conditions of the Warrant Agreements shall remain in full force and effect.

     If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this Agreement in the space provided below and return it to Heritage, whereupon this Agreement shall constitute a binding agreement between us.

                                  Very truly yours,

                                  HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                  By: /s/ Thomas C. Prendergast
                                      -----------------------------------------
                                      Name:  Thomas C. Prendergast
                                      Title: Chairman, President and
                                             Chief Executive Officer


AGREED TO AND ACCEPTED:
PRUDENTIAL INSURANCE COMPANY OF AMERICA



By: /s/ Robert M. Falzon
    ------------------------------
    Name:  Robert M. Falzon
    Title: Authorized Person